EXHIBIT (a)(1)(B)


                             Letter of Transmittal

                     To Tender Eligible Options To Purchase
                   Shares of Common Stock of Affymetrix, Inc.
                               Granted Under the
             Affymetrix, Inc. Amended and Restated 1993 Stock Plan
                   Affymetrix, Inc. 1998 Stock Incentive Plan
             Affymetrix/Genetic MicroSystems 1998 Stock Option Plan
                  Affymetrix/Neomorphic 1998 Stock Option Plan
        Affymetrix, Inc. Amended and Restated 2000 Equity Incentive Plan
                    For New Options Granted Under Such Plans

             Pursuant to the Offer to Exchange Dated March 7, 2002

--------------------------------------------------------------------------------
                The Offer and Related Right of Withdrawal Expire
                 at 5:00 P.M., Pacific Time, On April 5, 2002,
                         Unless The Offer Is Extended.
--------------------------------------------------------------------------------

------------------------------------      ------------------------------------
o     Sacramento, CA                      o      Sunnyvale/Santa Clara, CA
o     Bedford, MA                         o      Emeryville, CA
o     United Kingdom
------------------------------------      ------------------------------------
------------------------------------      ------------------------------------
       To: Affymetrix, Inc.                      To: Affymetrix, Inc.
      3380 Central Expressway                   3380 Central Expressway
       Santa Clara, CA 95051                     Santa Clara, CA 95051
        Attn: Sally Garman                        Attn: Amy Gannaway
         Tel: 408-731-5268                         Tel: 408-731-5038
         Fax: 408-731-5855                         Fax: 408-731-5855
------------------------------------      ------------------------------------

  Delivery of this Letter of Transmittal to an address other than as set forth above or transmission via facsimile to a number other than as set forth above will not constitute a valid delivery.

         Pursuant to the terms and subject to the conditions of the Offer to Exchange dated March 7, 2002 (the "Offer to Exchange") and this Letter of Transmittal (this "Letter" and, together with the Offer to Exchange, as they may be amended or supplemented from time to time, the "Offer"), I, a current employee of Affymetrix, Inc. (the "Company") or one of its wholly owned subsidiaries, hereby tender the outstanding options to purchase shares ("Option Shares") of common stock, par value $.01 per share, of the Company listed in the table on the following page, which have been granted under the Affymetrix, Inc. Amended and Restated 1993 Stock Plan, Affymetrix, Inc. 1998 Stock Incentive Plan, Affymetrix/Genetic MicroSystems 1998 Stock Option Plan, Affymetrix/Neomorphic 1998 Stock Option Plan, and/or Affymetrix, Inc. Amended and Restated 2000 Equity Incentive Plan (collectively the "Plans"). In exchange for the options I tender and which are accepted for exchange, I will receive new options exercisable for a number of shares of common stock that is equal to the total number of shares subject to the options I tendered multiplied by the applicable exchange ratio indicated in the table below (rounded down to the nearest whole share and subject to adjustment in specified circumstances).

               Exercise Price
             of Options Tendered                       Exchange Ratio
             -------------------                       --------------
               $44.99 or less                              1 for 1
              $45.00 - $59.99                            .67 for 1
              $60.00 - $99.99                             .5 for 1
              $100.00 or more                            .33 for 1

         To validly tender your eligible options, you must complete the following table according to Instructions 2 and 3 on page 6 of this Letter of Transmittal. If you tender any option grants for exchange, you must also tender for exchange all option grants that you received on or after September 7, 2001 that have a lower exercise price than the option with the highest exercise price you tender or as otherwise required under the accounting rules.


                                                       Total Number of Option
Grant Date of Option(1)   Exercise Price of Option   Shares Subject to Option(2)    Name of Plan(3)
-----------------------   ------------------------   ---------------------------    ---------------





---------------------

(1) List each option on a separate line even if more than one option was granted on the same date.
(2) Provide the total number of unexercised Option Shares subject to the entire option in this column. By tendering this option, you are agreeing to tender it for the full number of unexercised Option Shares subject to this option.
(3) Provide the name of the Plan under which the Option was granted. This information can be found in your individual "Options Summary" report that was distributed to you by the Human Resources Department.

To Affymetrix, Inc.:

         Upon the terms and subject to the conditions set forth in the Offer to Exchange dated March 7, 2002 (the "Offer to Exchange"), my receipt of which I hereby acknowledge, and in this Letter of Transmittal (this "Letter of Transmittal" which, together with the Offer to Exchange, as they may be amended or supplemented from time to time, constitutes the "Offer"), I, the undersigned, hereby tender to Affymetrix, Inc., a Delaware corporation (the "Company"), the options (the "Options") to purchase shares ("Option Shares") of common stock, par value $.01 per share, of the Company (the "Common Stock") specified in the table above, in exchange for "New Options," which are new options to purchase shares of Common Stock equal in number to the number of Option Shares subject to the Options that I tender hereby multiplied by the applicable exchange ratio indicated in the table above (rounded down to the nearest whole share and subject to adjustment in specified circumstances). I acknowledge that I hereby tender all options I received from the Company on or after September 7, 2001 that have a lower exercise price than the option with the highest exercise price that I tender. All New Options will be subject to the terms and conditions of the applicable Plan under which the New Options are granted and to a new option grant document between the Company and me.

         Subject to, and effective upon, the Company's acceptance for exchange of the Options tendered herewith in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended, delayed, terminated or amended, the terms and conditions of any such extension, delay, termination or amendment), I hereby sell, assign and transfer to, or upon the order of, the Company all rights, title and interest in and to all of the Options that I am tendering hereby. I acknowledge that the Company has advised me to consult with my own advisors as to the consequences of participating or not participating in the Offer. I agree that this Letter of Transmittal is an amendment to the option agreement or agreements to which the Options I am tendering hereby are subject.

         I hereby represent and warrant that I have full power and authority to tender the Options tendered hereby and that, when and to the extent such Options are accepted for exchange by the Company, such Options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, other than pursuant to the applicable option grant document, and such Options will not be subject to any adverse claims. Upon request, I will execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange of the Options I am tendering hereby.

         All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. Except as stated in the Offer, this tender is irrevocable.

         By execution hereof, I understand that tenders of Options pursuant to the procedure described in Section 3 of the Offer to Exchange and in the instructions to this Letter of Transmittal will constitute my acceptance of the terms and conditions of the Offer. The Company's acceptance for exchange of options tendered pursuant to the Offer will constitute a binding agreement between the Company and me, upon the terms and subject to the conditions of the Offer.

         I acknowledge that the New Options that I will receive:

         (1) will not be granted until a date that is within 30 days after the first business day that is at least six months and one day following the date when the Options tendered hereby are accepted for exchange and canceled (which new grant date, assuming the offer period is not extended, is currently expected to be between October 9 and November 8, 2002); and

         (2) will be subject to the terms and conditions set forth in the applicable Plan and in a new option grant document between the Company and me that will be forwarded to me after the grant of the New Options for my signature and return to the Company.

         I acknowledge that I expect no financial compensation from the exchange and cancellation of my Options. I also acknowledge that I must be an employee of the Company or one of its wholly owned subsidiaries from the date when I tender Options through the date when the New Options are granted and otherwise be eligible under the applicable Plan on the date when the New Options are granted in order to receive New Options. I further acknowledge that if I do not remain such an employee, I will not receive any New Options or any other consideration for the Options that I tender and that are accepted for exchange pursuant to the Offer. If my employment terminates for any reason before the date when the New Options are granted, then I will not receive anything for the Options that I tender and that are accepted for exchange pursuant to the Offer. I acknowledge that I will not receive any additional options or New Options until at least six months and one day after the date when the Options that I tender are accepted for exchange and canceled. I understand that the Company may grant options to its employees during that time and that I will not be eligible for such option grants.

         The name and tax ID/social security number of the registered holder of the Options tendered hereby appear below exactly as they appear on the option grant document(s) representing such Options. By completing the table on page 2 of this Letter of Transmittal, I have indicated the Options that I am tendering, which represent all of the Option Shares subject to each such Option. In the appropriate boxes of the table, I have listed for each Option the grant date, the exercise price, the total number of Option Shares subject to the Option, and the Plan under which the Option was granted. I understand that I may tender all or any of my options outstanding under the Plans in whole, but not in part, and that I am not required to tender any of such options in the Offer. I further understand that I have to tender all options granted to me on or after September 7, 2001 that have a lower exercise price than the option with the highest exercise price I tender or as otherwise required under the accounting rules. I also understand that all of such Options properly tendered prior to the Expiration Date (as defined in the following sentence) and not validly withdrawn will be exchanged for New Options, upon the terms and subject to the conditions of the Offer, including the terms and conditions described in Sections 1 and 6 of the Offer to Exchange, if I am an employee of the Company or one of its wholly owned subsidiaries on the new grant date. The term "Expiration Date" means 5:00 p.m., Pacific Time, on April 5, 2002, unless and until the Company, in its discretion, has extended the period of time during which the Offer will remain open, in which event the term "Expiration Date" refers to the latest time and date at which the Offer, as so extended, expires. If the Company does not extend the Offer, Options may be tendered at any time before

5:00 p.m., Pacific Time, on April 5, 2002, including during the business day on that Friday, April 5, 2002; however, any Options tendered after 5:00 p.m., Pacific Time, on April 5, 2002, will not be accepted.

         I recognize that upon the occurrence of any of the conditions set forth in Section 6 of the Offer to Exchange, the Company may terminate or amend the Offer and postpone its acceptance and cancellation of any Options tendered for exchange.

         THE OFFER IS NOT BEING MADE TO (NOR WILL TENDERS OF OPTIONS BE ACCEPTED FROM OR ON BEHALF OF) OPTION HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OF THE OFFER OR THE ACCEPTANCE OF ANY TENDER OF OPTIONS WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.

         All capitalized terms used in this Letter of Transmittal but not defined shall have the meaning ascribed to them in the Offer to Exchange.

         I have read, understand and agree to all of the terms and conditions of the Offer.

                        OPTION HOLDER: PLEASE SIGN BELOW
                           (See Instructions 1 and 4)

         You must complete and sign the following exactly as your name appears on the option agreement or agreements evidencing the Options you are tendering. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, please set forth the signer's full title and include with this Letter of Transmittal proper evidence of the authority of such person to act in such capacity.



--------------------------------------------------------------
       (Signature of Holder or Authorized Signatory)

Date:             , 2002
     ---------- --
Name:
     ----------------------------------------------------------
                         (Please Print)
Capacity:
         ------------------------------------------------------
Address:
        -------------------------------------------------------

---------------------------------------------------------------
                 (Please include ZIP code)

Telephone No. (with area code):
                               --------------------------------

Tax ID/ Social Security No.:
                            -----------------------------------

                                  Instructions

     These Instructions Form Part of the Terms and Conditions of the Offer

         1. Delivery of Letter of Transmittal. A properly completed and duly executed original of this Letter of Transmittal (or a facsimile thereof), and any other documents required by this Letter of Transmittal, must be received by the Company's Human Resources Department representative for the Offer (at the address set forth on the front cover of this Letter of Transmittal) on or before the Expiration Date, which is currently scheduled for 5:00 p.m., Pacific Time, on April 5, 2002. This means that if the Company does not extend the Offer, you may return your Letter of Transmittal at any time before 5:00 p.m., Pacific Time, on April 5, 2002, including during the business day on that Friday, April 5, 2002; however, any Letters of Transmittal returned after 5:00 p.m., Pacific Time, on April 5, 2002, will not be accepted.

         THE METHOD BY WHICH YOU DELIVER THIS LETTER OF TRANSMITTAL IS AT YOUR ELECTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE COMPANY. IF YOU ELECT TO DELIVER YOUR DOCUMENTS BY MAIL, THE COMPANY RECOMMENDS THAT YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED AND THAT YOU PROPERLY INSURE THE DOCUMENTS. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

         Tenders of Options made pursuant to the Offer may be withdrawn at any time prior to the Expiration Date. If the Offer is extended by the Company beyond that time, you may withdraw your tendered options at any time until the extended expiration of the Offer. To withdraw tendered Options you must deliver a Notice of Withdrawal of Tender, or a facsimile thereof, with the required information to the Company while you still have the right to withdraw the tendered Options. Withdrawals may not be rescinded, and any Options withdrawn will thereafter be deemed not properly tendered for purposes of the Offer unless such withdrawn Options are properly re-tendered prior to the Expiration Date by following the procedures described above.

         The Company will not accept any alternative, conditional or contingent tenders. All tendering employees, by execution of this Letter of Transmittal (or a facsimile of it), waive any right to receive any notice of the acceptance of their tender, except as provided for in the Offer to Exchange.

         2. Inadequate Space. If the space provided herein is inadequate, the information requested by the table on page 2 of this Letter of Transmittal regarding the Options to be tendered should be provided on a separate schedule attached hereto.

         3. Tenders. If you intend to tender options pursuant to the Offer, you must complete the table on page 2 of this Letter of Transmittal by providing the following information for each Option that you intend to tender: grant date, exercise price, the total number of Option Shares subject to the Option and the Plan under which the Option was granted. If you choose to tender an Option, you must tender the full number of unexercised Option Shares subject to the Option. If you attempt to tender options for part of a specific grant, but not all outstanding options for such grant, your tender of such grant be rejected. If you properly tender other grants, however, such other grants will be accepted. In addition, if you choose to tender any option grant for exchange, you must also tender all option grants received on or after September 7, 2001 that have a lower exercise price than the option with the highest exercise price you tender or as otherwise required under the accounting rules. If you attempt to tender some of your options, but do not include all of such lower-priced options granted to you on or after September 7, 2001, your entire tender will be rejected.

         4. Signatures on this Letter of Transmittal. If this Letter of Transmittal is signed by the holder of the Options, the signature must correspond with the name as written on the face of the option grant document(s) to which the Options are subject without alteration, enlargement or any change whatsoever.

         If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact or another person acting in a fiduciary or representative capacity, then such person's full title and proper evidence satisfactory to the Company of the authority of such person to act in such capacity must be submitted with this Letter of Transmittal.

         5. Requests for Assistance or Additional Copies. Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Letter of Transmittal, may be directed to the Human Resources Department representatives listed at the back of these Instructions to the Letter of Transmittal. Any copies will be furnished promptly at the Company's expense.

         6. Irregularities. All questions as to the number of Option Shares subject to Options to be accepted for exchange, and any questions as to form of documents and the validity (including eligibility and time of receipt), form and acceptance of any tender of Options, will be determined by the Company in its sole discretion, which determination shall be final and binding on all interested persons. The Company reserves the right to reject any or all tenders of Options that the Company determines not to be in appropriate form or the acceptance of which is unlawful. The Company also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in any tender with respect to any particular Options or any particular option holder, and the Company's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of Options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

         IMPORTANT: THIS LETTER OF TRANSMITTAL (OR A FACSIMILE COPY) MUST BE RECEIVED BY THE COMPANY ON OR BEFORE THE EXPIRATION DATE, WHICH IS CURRENTLY SCHEDULED FOR 5:00 P.M., PACIFIC TIME, ON FRIDAY, APRIL 5, 2002. THIS MEANS THAT IF THE COMPANY DOES NOT EXTEND THE OFFER, LETTERS OF TRANSMITTAL MAY BE RETURNED AT ANY TIME BEFORE 5:00 P.M., PACIFIC TIME, ON APRIL 5, 2002, INCLUDING DURING THE BUSINESS DAY ON THAT FRIDAY, APRIL 5, 2002; HOWEVER, ANY LETTERS OF TRANSMITTAL RETURNED AFTER 5:00 P.M., PACIFIC TIME, ON APRIL 5, 2002 WILL NOT BE ACCEPTED.

         7. Important Tax Information. You should refer to Section 13 of the Offer to Exchange, which contains important U.S. federal income tax information and to Section 14 of the Offer to Exchange, which contains important international income tax information.

         8. Human Resources Department Representatives. Below is a list of the Human Resources Department representatives for the Offer, together with their contact information.

            Human Resources Department Representatives for the Offer

------------------------------------      -------------------------------------
o     Sacramento, CA                      o      Sunnyvale/Santa Clara, CA
o     Bedford, MA                         o      Emeryville, CA
o     United Kingdom
------------------------------------      -------------------------------------
------------------------------------      -------------------------------------
            Sally Garman                              Amy Gannaway
          Affymetrix, Inc.                          Affymetrix, Inc.
      3380 Central Expressway                   3380 Central Expressway
       Santa Clara, CA 95051                     Santa Clara, CA 95051
         Tel: 408-731-5268                         Tel: 408-731-5038
         Fax: 408-731-5855                         Fax: 408-731-5855
    sally_garman@affymetrix.com               amy_gannaway@affymetrix.com
------------------------------------      -------------------------------------